Exhibit 99.25

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

LEWIS A. SANDERS TO ASSUME ROLE OF CHAIRMAN AT ALLIANCE CAPITAL;

GERALD M. LIEBERMAN NAMED PRESIDENT

New York, N.Y., November 11, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today announced that Lewis A. Sanders, chief executive officer and director, will assume the additional role of chairman, succeeding current chairman Bruce W. Calvert after Mr. Calvert’s scheduled departure from the Alliance board on December 31, 2004.  In addition, Gerald M. Lieberman, chief operating officer and director, will assume the additional title of president, effective immediately.

Mr. Sanders, 58, has been chief executive officer, director and a vice chairman since June 30, 2003. He had been director, vice chairman, and chief investment officer since the Sanford C. Bernstein & Co. acquisition in 2000. Previous to that he served as chairman and chief executive officer of Bernstein, which he joined in 1968 as a research analyst.

Mr. Lieberman, 57, has been chief operating officer, director and an executive vice president since November 2003. He joined the firm in 2000 at the time of the Bernstein acquisition. Mr. Lieberman joined Bernstein in 1998 as a member of the Board of Directors and as senior vice president of finance and administration. Previously, he was chief financial officer, chief administrative officer and a member of the operating committee at Fidelity Investments. From 1979 to 1993, he worked at Citibank, where he served in several roles including head of the Latin American Investment Bank, the senior corporate officer for human resources, and a member of the corporation’s policy committee.

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About Alliance Capital

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community. At September 30, 2004, Alliance Holding owned approximately 31.6% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.8% of the outstanding Alliance Capital Units at September 30, 2004 (including those held indirectly through its ownership of approximately 1.8% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.3% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations. Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. Alliance Capital and Alliance Holding caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward- looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003. Any or all of the forward-looking statements that we make in Form 10-K, this presentation or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.